CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 21, 2003, relating to the financial statements and financial highlights which appears in the May 31, 2003 Annual Report to Shareholders of Growth Fund, Capital Income Fund, Multiple Index Trust, Yorktown Classic Value Trust, and Treasuries Trust (Comprising American Pension Investors Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Independent Auditors" and "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Baltimore, Maryland
October 1, 2003